NEWS RELEASE

For More Information Contact:
Frank B. O’Neil
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

ProAssurance Announces Results from Annual Meeting of Shareholders

BIRMINGHAM, AL — (PRNEWSWIRE)—May 18, 2011 – Shareholders of ProAssurance Corporation (NYSE:PRA) re-elected Lucian F. Bloodworth, Robert E. Flowers, Ann F. Putallaz and Drayton Nabers, Jr. to the Board of Directors by a majority vote at today’s Annual Meeting. Each will serve a three-year term ending at the Annual Meeting of Shareholders in 2014 and until their successors are elected and qualified.

Our shareholders also overwhelmingly approved, on an advisory basis, the compensation of our named executive officers for 2010, and management’s recommendation that such advisory votes on Executive Officer Compensation are to be held on an annual basis. The selection of Ernst & Young, LLP as our independent auditing firm for the fiscal year-ending December 31, 2011 was ratified by shareholders voting at that meeting.

About ProAssurance
ProAssurance Corporation is the nation’s largest independently traded specialty writer of medical professional liability insurance. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for the past four years. ProAssurance is rated “A” (Strong) by Fitch Ratings; ProAssurance Group is rated “A” (Excellent) by A.M. Best.

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